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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into as of December 1, 1995, by and between Angeles Mortgage Investment Trust, a California business trust (the "Trust"), and Anna Merguerian, an individual ("Executive").

This Agreement is made and entered into with reference to the following facts:

Executive is presently employed by the Trust as Vice President, Secretary and Chief Financial Officer.

The Board of Trustees of the Trust (the "Board") recognizes that the Executive's contribution to the successful restructuring of the Trust's loan portfolio and her day-to-day management of the Trust's business affairs during the past three
(3) years has been substantial in all material respects. The Trustees consider the Executive's services to be very important to the successful operation of the Trust. The Board desires to stabilize management in general and specifically provide for the continued employment of the Executive and to formalize and make certain changes in Executive's employment arrangement with the Trust. The Board has determined that the terms of Executive's employment as herein provided will reinforce and encourage the continued attention and dedication to the Trust by the Executive, which is in the best interests of the Trust and its shareholders.

The Executive is willing to commit herself to continue to serve the Trust, on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Trust and Executive agree as follows:

I.     EMPLOYMENT.

The Trust hereby employs Executive, and Executive hereby accepts such employment as Vice President, Secretary and Chief Financial Officer of the Trust. In such capacity, Executive shall perform all services or actions necessary or reasonably advisable for the management and conduct of the business of the Trust which are appropriate to the position of an executive officer, subject to the terms of the Trust's Declaration of Trust and any authorization, direction or restriction by the President and Chief Executive Officer.

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II.    TERM.

Subject to the provisions for termination set forth herein, the term of this Agreement (the "Original Term") shall commence as of the date hereof and shall continue until May 31, 1997. This Agreement shall be renewed automatically each eighteen month period thereafter for succeeding terms of eighteen (18) months (each, a "Renewal Term"), unless either party gives written notice to the other party at least one hundred (180) days prior to expiration of the Original Term or Renewal Term (as applicable) of its or her intention not to renew. As used herein, "Term" shall mean the Original Term or any Renewal Term, whichever is then in effect.

III.   DUTIES.

During the Term, Executive shall perform such duties and have such authority and responsibilities consistent with her present position as Vice President, Secretary and Chief Financial Officer as shall, from time to time, be reasonably delegated or assigned to her by the President and Chief Executive Officer of the Trust. Executive shall report directly to the President and Chief Executive Officer of the Trust. Executive shall render to the Trust her services specified herein principally at the present location, or other locations not exceeding 30 miles from the present location of the Trust's executive offices.

IV.    EXCLUSIVITY.

Executive agrees to faithfully and conscientiously serve the Trust, to devote her full working time, attention and energy to the business of the Trust, its parent, subsidiaries and affiliated entities, if any (collectively, the "Affiliates"), and to perform her duties hereunder competently, diligently and to the best of her abilities. During the Term, Executive's services shall be rendered exclusively for the Trust or any Affiliate. Notwithstanding the foregoing, Executive shall be permitted to continue to serve as an officer for Angeles Participating Mortgage Trust ("APART"), including devoting approximately fifteen (15) hours per month to carry out such responsibilities for so long as APART's offices are located in its present facilities. APART will reimburse the Trust for its employment expenses based on the time spent by the Executive on APART's business matters.

V.     COMPENSATION AND FRINGE BENEFITS.

The Trust shall compensate Executive for her services under this Agreement as follows:

                    A. Base Salary. The Trust shall pay Executive, a salary ("Base Salary") at the rate of One Hundred Thousand Dollars ($100,000) per annum, in regular installments, consistent with the Trust's standard payroll practice, said Base Salary is subject to review on an annual basis.

                    B. Bonus. The Board (or the Compensation Committee of the Board), in its sole discretion, may, from year to year, pay to Executive an annual bonus ("Bonus") in an amount to be determined by the Board (or the Compensation Committee) in its sole discretion.


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                    C. Vacation. Executive shall be entitled to four (4) weeks per year of paid vacation ("Vacation") during the Term in addition to legal holidays. Such Vacation shall be taken during a period mutually and reasonably satisfactory to both the Trust and Executive.

                    D. Benefits. The Trust shall provide Executive with benefits ("Benefits") as the Board may from time to time determine. Benefits may include, without limitation, group insurance plans for medical, dental, life, accident and disability insurance.

VI.    TERMINATION BY TRUST.

                    A. Termination. The Trust may terminate this Agreement in its sole discretion by giving written notice to the Executive in accordance with Section XIV hereof. The post marked date of such written notice shall be the Termination Date. However, this Agreement shall automatically terminate in the event of Executive's death or when any period of disability prevents the Executive from performing her duties in excess of three (3) consecutive months; provided, however that if illness or other disability prevents the Executive from carrying out her duties under this Agreement, she shall not be entitled to take advantage of this paragraph whenever, in any period of eighteen (18) consecutive months, the Executive has been unable to work for an aggregate of four (4) months.

                    B. Compensation of Executive Upon Termination by the Trust. If this Agreement is terminated by the Trust pursuant to Section VI.A. above, the Trust shall continue to pay the Executive as Severance Pay,
          (i) her then present Base Salary and Benefits for one (1) year beyond the Termination Date in accordance with the Trust's normal payroll practices, (ii) accrued Vacation for that portion of the fiscal year in which the termination took place during which time the Executive's services were performed and (iii) the Executive shall also receive within 120 days of the Termination Date the pro rata portion of any estimated Bonus to be earned but not yet paid under Section V.B. above. If the Executive obtains and begins other employment prior to the end of the Severance Pay period said Severance Pay shall be discontinued. However, the Executive shall receive no Severance Pay if she is terminated for Cause. As used herein, "Cause" includes without limitation:

                              1. A material breach by the Executive of any of
               the terms, conditions or provisions of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Trust to the Executive;

                              2. Executive is convicted of, or pleads guilty or
               nolo contendere to any felony;


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                              3. Executive is held liable in any civil action
               involving allegations of fraud, embezzlement, fraudulent conversion or misappropriation of property;

                              4. The commission by Executive of any fraudulent
               act in connection with the performance of Executive's duties under this Agreement;

                              5. The commission by Executive of any act of gross
               negligence while acting within the scope of her employment which adversely affects the Trust;

                    C. Effect of Termination by the Trust. Notwithstanding anything to the contrary contained in this Agreement, neither the expiration nor the termination of this Agreement for any reason shall affect the ownership by the Trust of the results and proceeds of the services rendered by Executive hereunder, or alter any of the rights or privileges of the Trust or any warranty, representation or undertaking on the part of Executive hereunder.

Any termination under this Section VI shall not be deemed to be an election of remedy or a waiver by the Trust of any of the Trust's rights or remedies otherwise available to the Trust at law, in equity or otherwise.

VII.   TERMINATION BY EXECUTIVE.

                    A. Termination. The Executive may terminate this Agreement at any time in her sole discretion by giving written notice to the Trust in accordance with Section XVI hereof. The post marked date of such written notice shall be the Termination Date. Such termination shall be either voluntary or for Good Reason (as hereinafter defined). For purposes of this Agreement, termination for "Good Reason" shall be limited to any one of the following events:

                              1. A material breach by the Trust of any of the
               terms, conditions or provisions of this Agreement which have not been cured within ten (10) days after notice of such noncompliance has been given by Executive to the Trust, or

                              2. Change of Control of the Trust (as hereinafter
               defined). For purposes of this Agreement, "Change of Control" of the Trust shall mean a change in the composition of the Board of Trustees such that the Trustees who , as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the date hereof and whose election, or nomination for election by the Trust's shareholders, was


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               approved by a vote of at least a majority of those Trustees who are members of the Board and who were also Trustees of the Incumbent Board (or deemed to be such pursuant to the proviso) shall be considered as though such Trustee were a member of the Incumbent Board; but, provided, further that any such Trustee whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a 11 or Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a Trustee of the Incumbent Board, or

                              3. Accelerated Liquidation of the Trust (as herein
               after defined). For purposes of this Agreement, "Accelerated Liquidation" of the Trust shall have occurred if prior to the dates set out in Article VIII, Section 8.1(a) of the Declaration of Trust the shareholders of the Trust, at a special meeting of shareholders, cast the necessary votes to cause a liquidation, dissolution, sale or disposition of all or substantially all of the assets of the Trust or similar liquidating transaction.

                    B. Compensation of Executive Upon Termination by the Executive. If the Executive voluntarily terminates this Agreement then there shall be no Severance Pay. However if the Executive terminates this Agreement for Good Reason, then:

                              1. The Trust shall pay Executive her accrued Base
               Salary, and prorated Bonus (if any, for the year in which the termination occurs), accrued Benefits and Vacation through the Termination Date; and

                              2. The Trust shall pay Severance Pay, as defined
               in Section VI.B. above to the Executive, except that the Severance Pay period shall be two (2) years. Such payment to be made in accordance with the Trust's normal payroll practices. If the Executive obtains and begins other employment prior to the end of the Severance Pay period said Severance Pay shall be discontinued.


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VIII.  CONFIDENTIALITY.

Executive shall not disclose to any unrelated third party any of the Trust's proprietary information regarding the Trust obtained by Executive during her employment. Upon the termination of Executive's employment with the Trust, and regardless of the manner in which such termination shall occur, Executive agrees not to take, without the prior written consent of the Trust, any memoranda, reports, or other written material or electronically filed, stored or recorded information of any kind. The agreements and covenants of this Section VIII shall survive and inure to the benefit of the Trust notwithstanding the expiration, termination or rescission of this Agreement.

IX.    REPRESENTATIONS OF EXECUTIVE.

Executive represents and warrants to the Trust that there are no agreements or arrangements, whether written or oral, which would be breached by Executive upon execution of this Agreement or which would impair or prevent Executive from rendering her services to the Trust during the Term.

X.     NO SOLICITATION BY EXECUTIVE.

Executive shall not, during any period in which Severance Pay is being paid, induce or attempt to induce any of the Trust's employees or representatives to discontinue working for or representing the Trust in order to work for or represent any of the Trust's competitors. The provisions of this Section X shall survive the expiration, termination or rescission of this Agreement. Solicitation during this period would be grounds for ceasing any future severance payments.

XI.    ATTORNEYS' FEES.

If the Executive commences an action against the Trust to enforce any of the terms in this Agreement, or to obtain damages for any alleged breach of any of the terms hereof, or for a declaration of rights hereunder, the Trust shall pay the Executive's reasonable attorneys' fees and costs incurred in connection with the prosecution of such action, whether or not such action proceeds to arbitration, trial or appeal.

XII.   ASSIGNMENT.

This Agreement is personal to Executive, and Executive's rights and obligations under this Agreement may not be assigned or transferred by Executive. The Trust shall have the right to assign its rights and its obligations under this Agreement to any related or affiliated corporation or other entity that the Trust may determine.


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XIII.  EFFECT OF HEADINGS.

The subject headings of the sections of this Agreement are included for purposes of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions. Should there be any conflict between any such headings and the paragraphs at the head of which it appears, the paragraph and not such heading shall govern and control in the construction of this Agreement.

XIV.   ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

This instrument contains the entire Agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any recovery, change, modification or discharge is sought.

XV.    COUNTERPARTS.

This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.

XVI.   NOTICE.

Any notices, or other communications relating to this Agreement shall be in writing and mailed, prepaid to the party concerned at the address indicated, as follows:

To Executive at:

4140 Greenbush Avenue
Sherman Oaks, CA  91423

To Trust at:

Angeles Mortgage Investment Trust
340 N. Westlake Boulevard
Suite 230
Westlake Village, CA  91362
Attention: President and Chief Executive Officer

Any party may change its address for purposes of this Section XVI by giving the other party written notice of the new address in the manner set forth above.


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XVII.  PARTIAL INVALIDITY.

If any provision or portion of this Agreement shall be held invalid, inoperative or unenforceable, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid, operative and enforceable, and effect shall be given to the intent manifested by the provision or portion held invalid, inoperative or unenforceable.

XVIII. GOVERNING LAW.

This Agreement shall, in all respects, be construed in accordance with and governed by the laws of the State of California, without reference to principles of conflicts of law thereof.

XIX.   FURTHER ASSURANCES.

Each of the parties to this Agreement shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties to this Agreement.

XX.    NO OBLIGATION TO THE THIRD PARTIES.

Except for the parties to this Agreement, no person is intended to be a beneficiary of any provisions of this Agreement and, accordingly, there shall be no third party beneficiaries of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ANGELES MORTGAGE INVESTMENT TRUST, a California business trust

By:/s/RONALD J. CONSIGLIO
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RONALD J. CONSIGLIO, Chief Executive Officer and Trustee

EXECUTIVE

By:/s/ANNA MERGUERIAN
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ANNA MERGUERIAN, Vice President, Secretary and Chief Financial Officer



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